Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Second Quarter 2021

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CWI 1	Carey Watermark Investors Incorporated
CWI 2	Carey Watermark Investors 2 Incorporated
CESH	Carey European Student Housing Fund I, L.P.
CWI 1 and CWI 2 Merger	Merger between CWI 1 and CWI 2, which closed on April 13, 2020
WLT	Watermark Lodging Trust, Inc., the renamed combined company resulting from the CWI 1 and CWI 2 Merger
Managed Programs	CPA:18 – Global and CESH (CWI 1 and CWI 2 were included in the Managed Programs prior to the CWI 1 and CWI 2 Merger)
U.S.	United States
AUM	Assets under management
ABR	Contractual minimum annualized base rent
NAV	Net asset value per share
SEC	Securities and Exchange Commission
GBP	British pound sterling
JPY	Japanese yen
LIBOR	London Interbank Offered Rate
EURIBOR	Euro Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2021

W. P. Carey Inc.
Overview – Second Quarter 2021

Summary Metrics
As of or for the three months ended June 30, 2021.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$314,790	$4,934	$319,724
Net income attributable to W. P. Carey ($000s)	114,687	5,558	120,245
Net income attributable to W. P. Carey per diluted share	0.64	0.03	0.67
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	294,377	N/A	294,377
Adjusted EBITDA ($000s) (a) (b)	279,949	6,208	286,157
AFFO attributable to W. P. Carey ($000s) (a) (b)	222,377	6,299	228,676
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.23	0.04	1.27

Dividends declared per share – current quarter			1.05
Dividends declared per share – current quarter annualized			4.20
Dividend yield – annualized, based on quarter end share price of $74.62			5.6%
Dividend payout ratio – for the six months ended June 30, 2021 (c)			84.3%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $74.62 ($000s)			$13,748,970
Pro rata net debt ($000s) (d)			6,910,210
Enterprise value ($000s)			20,659,180

Total consolidated debt ($000s)			6,815,847
Gross assets ($000s) (e)			16,577,452
Liquidity ($000s) (f)			1,964,720

Pro rata net debt to enterprise value (b)			33.4%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			6.0x
Total consolidated debt to gross assets			41.1%
Total consolidated secured debt to gross assets			4.4%
Cash interest expense coverage ratio (a)			5.4x

Weighted-average interest rate (b)			2.6%
Weighted-average debt maturity (years) (b)			5.6

Moody's Investors Service – issuer rating			Baa2 (positive)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)			$1,220,138
ABR – unencumbered portfolio (% / $000s) (g) (h)		87.6% /	$1,069,031
Number of net-leased properties			1,266
Number of operating properties (i)			20
Number of tenants – net-leased properties			356

ABR from investment grade tenants as a % of total ABR – net-leased properties (j)			28.9%

Net-leased properties – square footage (millions)			150.2

Occupancy – net-leased properties			98.0%
Weighted-average lease term (years)			10.8

Maximum commitment for capital investments and commitments expected to be completed during 2021 ($000s)			$122,027
Investment volume – current quarter ($000s)			779,982
Dispositions – current quarter ($000s)			86,004
________
(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Second Quarter 2021

(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $884.9 million and above-market rent intangible assets of $468.9 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our forward sale agreements (based on 4,025,000 remaining shares and a net offering price of $73.43 as of June 30, 2021, which will be updated at each quarter end).
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 19 self-storage properties and one hotel.
(j)Percentage of portfolio is based on ABR, as of June 30, 2021. Includes tenants or guarantors with investment grade ratings (21.5%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.4%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Second Quarter 2021

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Jun. 30, 2021	Annualized
Normalized pro rata cash NOI (a) (b)	$294,377	$1,177,508

Investment Management
Adjusted EBITDA (a) (b)	6,208	24,832
Selected Components of Adjusted EBITDA:
Asset management revenue	3,966	15,864
Operating partnership interest in real estate cash flow of CPA:18 – Global (c)	1,787	7,148
Back-end fees and interests associated with the Managed Programs	See the Summary of Future Liquidity Considerations for the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Jun. 30, 2021
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$255,729
Cash and cash equivalents		164,515
Las Vegas retail complex construction loan (e)		85,147
Due from affiliates		17,003
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$313,409
Straight-line rent adjustments		207,663
Taxes receivable		63,886
Office lease right-of-use assets, net		59,063
Restricted cash, including escrow		53,688
Deferred charges		46,368
Non-rent tenant and other receivables		40,788
Other loans receivable, net		24,143
Prepaid expenses		15,528
Leasehold improvements, furniture and fixtures		15,160
Deferred income taxes		14,793
Securities and derivatives		13,432
Investment in shares of Guggenheim Credit Income Fund		4,867
Rent receivables (f)		3,983
Other intangible assets, net		3,005
Other		5,836
Total other assets, net (excluding investment in preferred shares of WLT, as disclosed in the “Other” section below)		$885,612

Liabilities
Total pro rata debt outstanding (b) (g)		$7,074,725
Dividends payable		196,324
Deferred income taxes		151,112
Accounts payable, accrued expenses and other liabilities:
Operating lease liabilities		$160,413
Accounts payable and accrued expenses		131,586
Prepaid and deferred rents		122,531
Tenant security deposits		56,470
Accrued taxes payable		49,233
Securities and derivatives		7,688
Other		43,128
Total accounts payable, accrued expenses and other liabilities		$571,049

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Second Quarter 2021

Other	Ownership %	Estimated Value / Carrying Value
Ownership in Managed Programs: (h)
CPA:18 – Global (i)	5.0%	$67,976
CESH (j)	2.4%	3,370
		71,346
Ownership in WLT: (k)
Investment in preferred shares of WLT	N/A	46,312
Investment in common shares of WLT	5.3%	35,694
		82,006
		$153,352
________
(a)Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)We are entitled to receive distributions of up to 10% of the Available Cash of CPA:18 – Global, as defined in its operating partnership agreement.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which was entered into in June 2021 and is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Comprised of rent receivables that were subsequently collected as of the date of this report.
(g)Excludes unamortized discount, net totaling $33.6 million and unamortized deferred financing costs totaling $28.8 million as of June 30, 2021.
(h)Separate from operating partnership interest in our affiliate, CPA:18 – Global, and our interests in unconsolidated real estate joint ventures with CPA:18 – Global.
(i)The estimated value of CPA:18 – Global is based on the estimated NAV of its Class A common stock of $8.91 as of March 31, 2021, which was calculated by relying in part on an estimate of the fair market value of the real estate portfolio adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of CPA:18 – Global for the calculation methodology of its NAVs.
(j)We own limited partnership units of CESH. The value above reflects its private placement price, net of cash distributions. We do not intend to calculate a NAV for CESH.
(k)The carrying value of our investment in 12,208,243 common shares of WLT is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. The carrying value of our investment in 1,300,000 preferred shares of WLT is included in Other assets, net on our consolidated balance sheets as available-for-sale debt securities. Both investments are recorded on a one quarter lag and are included within our Real Estate segment.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Second Quarter 2021

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Second Quarter 2021

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Revenues
Real Estate:
Lease revenues	$305,310	$301,765	$298,235	$293,856	$280,303
Lease termination income and other	6,235	2,227	2,103	1,565	1,917
Operating property revenues	3,245	2,179	2,031	1,974	1,427
	314,790	306,171	302,369	297,395	283,647
Investment Management:
Asset management and other revenue	3,966	3,954	3,864	3,748	4,472
Reimbursable costs from affiliates	968	1,041	1,138	1,276	2,411
	4,934	4,995	5,002	5,024	6,883
	319,724	311,166	307,371	302,419	290,530
Operating Expenses
Depreciation and amortization	114,348	110,322	110,913	108,351	107,477
General and administrative	20,464	22,083	18,334	19,399	17,472
Reimbursable tenant costs	15,092	15,758	13,710	15,728	13,796
Property expenses, excluding reimbursable tenant costs	11,815	10,883	10,418	11,923	11,651
Stock-based compensation expense	9,048	5,381	5,795	4,564	2,918
Merger and other expenses	(2,599)	(476)	(418)	(596)	1,074
Operating property expenses	2,049	1,911	1,696	1,594	1,388
Reimbursable costs from affiliates	968	1,041	1,138	1,276	2,411
Impairment charges	—	—	16,410	—	—
Subadvisor fees	—	—	—	—	192
	171,185	166,903	177,996	162,239	158,379
Other Income and Expenses
Interest expense	(49,252)	(51,640)	(52,828)	(52,537)	(52,182)
Gain on sale of real estate, net	19,840	9,372	76,686	20,933	—
Other gains and (losses) (a)	7,545	(41,188)	(1,927)	44,648	4,259
Non-operating income (loss) (b)	3,065	6,356	(858)	465	4,588
(Losses) earnings from equity method investments (c) (d)	(156)	(9,733)	(8,470)	1,720	33,983
	(18,958)	(86,833)	12,603	15,229	(9,352)
Income before income taxes	129,581	57,430	141,978	155,409	122,799
Provision for income taxes	(9,298)	(5,789)	(7,363)	(5,975)	(7,595)
Net Income	120,283	51,641	134,615	149,434	115,204
Net income attributable to noncontrolling interests (c)	(38)	(7)	(43)	(37)	(9,904)
Net Income Attributable to W. P. Carey	$120,245	$51,634	$134,572	$149,397	$105,300

Basic Earnings Per Share	$0.67	$0.29	$0.76	$0.85	$0.61
Diluted Earnings Per Share	$0.67	$0.29	$0.76	$0.85	$0.61
Weighted-Average Shares Outstanding
Basic	180,099,370	176,640,861	176,366,824	174,974,185	173,401,749
Diluted	180,668,732	176,965,510	176,683,474	175,261,812	173,472,755

Dividends Declared Per Share	$1.050	$1.048	$1.046	$1.044	$1.042
________
(a)Amount for the three months ended June 30, 2021 is primarily comprised of a net release of our allowance for credit losses reserve of $4.9 million, net gain on foreign currency transactions of $3.3 million and unrealized loss on derivatives of $(0.5) million. Amount for the three months ended March 31, 2021 includes a loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021).
(b)Amount for the three months ended June 30, 2021 is comprised of a cash dividend of $3.3 million from our investment in preferred shares of WLT, realized losses on foreign currency exchange derivatives of $(0.2) million and interest income on deposits and loans to affiliates of less than $0.1 million.
(c)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(d)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Second Quarter 2021

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Revenues
Lease revenues	$305,310	$301,765	$298,235	$293,856	$280,303
Lease termination income and other	6,235	2,227	2,103	1,565	1,917
Operating property revenues	3,245	2,179	2,031	1,974	1,427
	314,790	306,171	302,369	297,395	283,647
Operating Expenses
Depreciation and amortization	114,348	110,322	110,913	108,351	107,477
General and administrative	20,464	22,083	18,334	19,399	17,472
Reimbursable tenant costs	15,092	15,758	13,710	15,728	13,796
Property expenses, excluding reimbursable tenant costs	11,815	10,883	10,418	11,923	11,651
Stock-based compensation expense	9,048	5,381	5,795	4,564	2,918
Merger and other expenses	(2,599)	(491)	(724)	(1,016)	935
Operating property expenses	2,049	1,911	1,696	1,594	1,388
Impairment charges	—	—	16,410	—	—
	170,217	165,847	176,552	160,543	155,637
Other Income and Expenses
Interest expense	(49,252)	(51,640)	(52,828)	(52,537)	(52,182)
Gain on sale of real estate, net	19,840	9,372	76,686	20,933	—
Other gains and (losses) (a)	7,472	(42,189)	(1,475)	44,115	5,437
Non-operating income (loss)	3,065	6,272	(1,394)	662	4,505
(Losses) earnings from equity method investments in real estate (b)	(1,854)	(11,119)	(11,424)	631	211
	(20,729)	(89,304)	9,565	13,804	(42,029)
Income before income taxes	123,844	51,020	135,382	150,656	85,981
Provision for income taxes	(9,119)	(6,426)	(5,549)	(3,636)	(4,117)
Net Income from Real Estate	114,725	44,594	129,833	147,020	81,864
Net income attributable to noncontrolling interests	(38)	(7)	(43)	(37)	(39)
Net Income from Real Estate Attributable to W. P. Carey	$114,687	$44,587	$129,790	$146,983	$81,825

Basic Earnings Per Share	$0.64	$0.25	$0.73	$0.84	$0.47
Diluted Earnings Per Share	$0.64	$0.25	$0.73	$0.84	$0.47
Weighted-Average Shares Outstanding
Basic	180,099,370	176,640,861	176,366,824	174,974,185	173,401,749
Diluted	180,668,732	176,965,510	176,683,474	175,261,812	173,472,755
________.
(a)Amount for the three months ended March 31, 2021 includes a loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021).
(b)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Second Quarter 2021

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Revenues
Asset management and other revenue	$3,966	$3,954	$3,864	$3,748	$4,472
Reimbursable costs from affiliates	968	1,041	1,138	1,276	2,411
	4,934	4,995	5,002	5,024	6,883
Operating Expenses
Reimbursable costs from affiliates	968	1,041	1,138	1,276	2,411
Merger and other expenses	—	15	306	420	139
Subadvisor fees	—	—	—	—	192
	968	1,056	1,444	1,696	2,742
Other Income and Expenses
Earnings from equity method investments in the Managed Programs (a)	1,698	1,386	2,954	1,089	33,772
Other gains and (losses)	73	1,001	(452)	533	(1,178)
Non-operating income (loss)	—	84	536	(197)	83
	1,771	2,471	3,038	1,425	32,677
Income before income taxes	5,737	6,410	6,596	4,753	36,818
(Provision for) benefit from income taxes	(179)	637	(1,814)	(2,339)	(3,478)
Net Income from Investment Management	5,558	7,047	4,782	2,414	33,340
Net income attributable to noncontrolling interests (a)	—	—	—	—	(9,865)
Net Income from Investment Management Attributable to W. P. Carey	$5,558	$7,047	$4,782	$2,414	$23,475

Basic Earnings Per Share	$0.03	$0.04	$0.03	$0.01	$0.14
Diluted Earnings Per Share	$0.03	$0.04	$0.03	$0.01	$0.14
Weighted-Average Shares Outstanding
Basic	180,099,370	176,640,861	176,366,824	174,974,185	173,401,749
Diluted	180,668,732	176,965,510	176,683,474	175,261,812	173,472,755
________
(a)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Second Quarter 2021

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Net income attributable to W. P. Carey	$120,245	$51,634	$134,572	$149,397	$105,300
Adjustments:
Depreciation and amortization of real property	112,997	109,204	109,538	107,170	106,264
Gain on sale of real estate, net	(19,840)	(9,372)	(76,686)	(20,933)	—
Impairment charges	—	—	16,410	—	—
Proportionate share of adjustments to earnings from equity method investments (a) (b) (c)	3,434	10,306	11,819	3,500	(19,117)
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(4)	(4)	(588)
Total adjustments	96,587	110,134	61,077	89,733	86,559
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	216,832	161,768	195,649	239,130	191,859
Adjustments:
Above- and below-market rent intangible lease amortization, net	14,384	12,115	11,504	12,472	12,956
Straight-line and other rent adjustments	(10,313)	(8,751)	(9,571)	(13,115)	(11,720)
Stock-based compensation	9,048	5,381	5,795	4,564	2,918
Other (gains) and losses (f)	(7,545)	41,188	1,927	(44,648)	(4,259)
Amortization of deferred financing costs	3,447	3,413	3,209	2,932	2,993
Merger and other expenses (g)	(2,599)	(476)	(418)	(596)	1,074
Other amortization and non-cash items	563	29	460	508	488
Tax expense (benefit) – deferred and other (h)	217	(3,387)	32	(715)	(229)
Proportionate share of adjustments to earnings from equity method investments (c) (i)	4,650	5,211	4,246	1,429	1,251
Proportionate share of adjustments for noncontrolling interests (b)	(8)	(5)	(152)	(6)	579
Total adjustments	11,844	54,718	17,032	(37,175)	6,051
AFFO Attributable to W. P. Carey (e)	$228,676	$216,486	$212,681	$201,955	$197,910

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$216,832	$161,768	$195,649	$239,130	$191,859
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.20	$0.91	$1.11	$1.36	$1.11
AFFO attributable to W. P. Carey (e)	$228,676	$216,486	$212,681	$201,955	$197,910
AFFO attributable to W. P. Carey per diluted share (e)	$1.27	$1.22	$1.20	$1.15	$1.14
Diluted weighted-average shares outstanding	180,668,732	176,965,510	176,683,474	175,261,812	173,472,755
________
(a)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amount for the three months ended June 30, 2021 is primarily comprised of a net release of our allowance for credit losses reserve of $4.9 million, net gain on foreign currency transactions of $3.3 million and unrealized loss on derivatives of $(0.5) million.
(g)Amount for the three months ended June 30, 2021 is primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(h)Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares (previously issued by CWI 1 and CWI 2 to us for asset management services performed) in connection with the CWI 1 and CWI 2 Merger.
(i)Beginning with the first quarter of 2020, this adjustment includes distributions received from investments in shares of CWI 1 and CWI 2 common stock (through April 13, 2020, the date of the CWI 1 and CWI 2 Merger) and WLT common stock (after April 13, 2020) in place of our pro rata share of net income from our ownership of shares of CWI 1, CWI 2, and WLT, as applicable. We did not receive any such distributions during 2021 or 2020, due to the adverse effect of the COVID-19 pandemic.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Second Quarter 2021

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Net income from Real Estate attributable to W. P. Carey	$114,687	$44,587	$129,790	$146,983	$81,825
Adjustments:
Depreciation and amortization of real property	112,997	109,204	109,538	107,170	106,264
Gain on sale of real estate, net	(19,840)	(9,372)	(76,686)	(20,933)	—
Impairment charges	—	—	16,410	—	—
Proportionate share of adjustments to earnings from equity method investments (a) (b)	3,434	10,306	11,819	3,500	3,352
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(4)	(4)	(588)
Total adjustments	96,587	110,134	61,077	89,733	109,028
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	211,274	154,721	190,867	236,716	190,853
Adjustments:
Above- and below-market rent intangible lease amortization, net	14,384	12,115	11,504	12,472	12,956
Straight-line and other rent adjustments	(10,313)	(8,751)	(9,571)	(13,115)	(11,720)
Stock-based compensation	9,048	5,381	5,795	4,564	2,918
Other (gains) and losses (e)	(7,472)	42,189	1,475	(44,115)	(5,437)
Amortization of deferred financing costs	3,447	3,413	3,209	2,932	2,993
Merger and other expenses (f)	(2,599)	(491)	(724)	(1,016)	935
Other amortization and non-cash items	563	29	460	508	488
Tax expense (benefit) – deferred and other	208	(2,595)	(1,595)	(2,909)	(3,051)
Proportionate share of adjustments to earnings from equity method investments (b) (g)	3,845	4,322	4,458	739	166
Proportionate share of adjustments for noncontrolling interests (c)	(8)	(5)	(152)	(6)	579
Total adjustments	11,103	55,607	14,859	(39,946)	827
AFFO Attributable to W. P. Carey – Real Estate (d)	$222,377	$210,328	$205,726	$196,770	$191,680

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$211,274	$154,721	$190,867	$236,716	$190,853
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.17	$0.88	$1.08	$1.35	$1.10
AFFO attributable to W. P. Carey – Real Estate (d)	$222,377	$210,328	$205,726	$196,770	$191,680
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.23	$1.19	$1.16	$1.12	$1.10
Diluted weighted-average shares outstanding	180,668,732	176,965,510	176,683,474	175,261,812	173,472,755
________
(a)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended June 30, 2021 is primarily comprised of a net release of our allowance for credit losses reserve of $4.9 million, net gain on foreign currency transactions of $3.3 million and unrealized loss on derivatives of $(0.5) million.
(f)Amount for the three months ended June 30, 2021 is primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(g)Subsequent to the CWI 1 and CWI 2 Merger on April 13, 2020, this adjustment includes distributions received from our investment in shares of WLT common stock in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such distributions during 2021 or 2020, due to the adverse effect of the COVID-19 pandemic.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Second Quarter 2021

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Net income from Investment Management attributable to W. P. Carey	$5,558	$7,047	$4,782	$2,414	$23,475
Adjustments:
Proportionate share of adjustments to earnings from equity method investments (a) (b)	—	—	—	—	(22,469)
Total adjustments	—	—	—	—	(22,469)
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (c)	5,558	7,047	4,782	2,414	1,006
Adjustments:
Other (gains) and losses (d)	(73)	(1,001)	452	(533)	1,178
Tax expense (benefit) – deferred and other (e)	9	(792)	1,627	2,194	2,822
Merger and other expenses	—	15	306	420	139
Proportionate share of adjustments to earnings from equity method investments (b) (f)	805	889	(212)	690	1,085
Total adjustments	741	(889)	2,173	2,771	5,224
AFFO Attributable to W. P. Carey – Investment Management (c)	$6,299	$6,158	$6,955	$5,185	$6,230

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (c)	$5,558	$7,047	$4,782	$2,414	$1,006
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (c)	$0.03	$0.03	$0.03	$0.01	$0.01
AFFO attributable to W. P. Carey – Investment Management (c)	$6,299	$6,158	$6,955	$5,185	$6,230
AFFO attributable to W. P. Carey per diluted share – Investment Management (c)	$0.04	$0.03	$0.04	$0.03	$0.04
Diluted weighted-average shares outstanding	180,668,732	176,965,510	176,683,474	175,261,812	173,472,755
________
(a)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(d)Amount for the three months ended June 30, 2021 is primarily comprised of net gains on foreign currency transactions of less than $0.1 million.
(e)Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares (previously issued by CWI 1 and CWI 2 to us for asset management services performed) in connection with the CWI 1 and CWI 2 Merger.
(f)For the first quarter of 2020, and through April 13, 2020 (the date of the CWI 1 and CWI 2 Merger), this adjustment includes distributions received from our investments in shares of CWI 1 and CWI 2 common stock in place of our pro rata share of net income from our ownership of shares of CWI 1 and CWI 2.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Second Quarter 2021

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2021.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$6,407	$(30)	$4,084	(c)
Lease termination income and other	15	—	—
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	1,617	—	—

Investment Management:
Asset management and other revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	3,332	(4)	(116,524)	(d)
General and administrative	5	—	—
Reimbursable tenant costs	620	(7)	—
Property expenses, excluding reimbursable tenant costs	255	—	(412)	(e)
Stock-based compensation expense	—	—	(9,048)	(e)
Merger and other expenses	—	—	2,599	(f)
Operating property expenses:	—
Hotel expenses	—	—	—
Self-storage expenses	695	—	(26)
Reimbursable costs from affiliates	—	—	—

Other Income and Expenses
Interest expense	(1,452)	—	3,411	(g)
Gain on sale of real estate, net	—	—	(19,840)
Other gains and (losses)	(5)	8	(7,548)	(h)
Non-operating income	(1)	—	—
Losses from equity method investments:
Loss related to our ownership in WLT	—	—	4,005	(i)
Income related to joint ventures	(1,555)	—	1	(j)
Income related to our general partnership interest in CPA:18 – Global	—	—	—
Income related to our ownership in the Managed Programs	—	—	806

Provision for income taxes	(119)	(1)	101	(k)
Net income attributable to noncontrolling interests	—	12	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $14.4 million and the elimination of non-cash amounts related to straight-line rent and other of $10.3 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(g)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(h)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and direct financing leases, and other items.
(i)Represents distributions received from our investment in shares of WLT common stock in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such distributions during the second quarter of 2021 due to the adverse effect of the COVID-19 pandemic.
(j)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(k)Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Second Quarter 2021

Capital Expenditures
In thousands. For the three months ended June 30, 2021.

Tenant Improvements and Leasing Costs
Tenant improvements	$1,323
Leasing costs	169
Tenant Improvements and Leasing Costs	1,492

Maintenance Capital Expenditures
Net-lease properties	994
Operating properties	54
Maintenance Capital Expenditures	1,048

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$2,540

Non-Maintenance Capital Expenditures
Net-lease properties	$717
Operating properties	—
Non-Maintenance Capital Expenditures	$717

Pre-Development Capital Expenditures
Net-lease properties	$743
Operating properties	—
Pre-Development Capital Expenditures	$743

Investing for the long runTM | 13

W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2021

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2021

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	June 30, 2021	December 31, 2020
Assets
Investments in real estate:
Land, buildings and improvements (a)	$11,621,204	$10,939,619
Net investments in direct financing leases	657,360	711,974
In-place lease intangible assets and other	2,405,433	2,301,174
Above-market rent intangible assets	868,970	881,159
Investments in real estate	15,552,967	14,833,926
Accumulated depreciation and amortization (b)	(2,699,085)	(2,490,087)
Assets held for sale, net (c)	5,682	18,590
Net investments in real estate	12,859,564	12,362,429
Equity method investments (d)	351,865	283,446
Cash and cash equivalents	164,515	248,662
Due from affiliates	17,003	26,257
Other assets, net	931,924	876,024
Goodwill	907,295	910,818
Total assets	$15,232,166	$14,707,636

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,493,556	$5,146,192
Unsecured term loans, net	321,392	321,971
Unsecured revolving credit facility	276,121	82,281
Non-recourse mortgages, net	724,778	1,145,554
Debt, net	6,815,847	6,695,998
Accounts payable, accrued expenses and other liabilities	571,049	603,663
Below-market rent and other intangible liabilities, net	197,067	197,248
Deferred income taxes	151,112	145,844
Dividends payable	196,324	186,514
Total liabilities	7,931,399	7,829,267

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 184,253,151 and 175,401,757 shares, respectively, issued and outstanding	184	175
Additional paid-in capital	9,542,171	8,925,365
Distributions in excess of accumulated earnings	(2,063,109)	(1,850,935)
Deferred compensation obligation	49,815	42,014
Accumulated other comprehensive loss	(229,960)	(239,906)
Total stockholders' equity	7,299,101	6,876,713
Noncontrolling interests	1,666	1,656
Total equity	7,300,767	6,878,369
Total liabilities and equity	$15,232,166	$14,707,636
________
(a)Includes $83.6 million and $83.5 million of amounts attributable to operating properties as of June 30, 2021 and December 31, 2020, respectively.
(b)Includes $1.3 billion and $1.2 billion of accumulated depreciation on buildings and improvements as of June 30, 2021 and December 31, 2020, respectively, and $1.4 billion and $1.3 billion of accumulated amortization on lease intangibles as of June 30, 2021 and December 31, 2020, respectively.
(c)At June 30, 2021, we had one property classified as Assets held for sale, net, which was sold in July 2021. At December 31, 2020, we had four properties classified as Assets held for sale, net, all of which were sold in 2021.
(d)Our equity method investments in real estate totaled $289.9 million and $226.9 million as of June 30, 2021 and December 31, 2020, respectively. Our equity method investments in the Managed Programs totaled $61.9 million and $56.6 million as of June 30, 2021 and December 31, 2020, respectively.

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2021

Capitalization
In thousands, except share and per share amounts. As of June 30, 2021.

Description	Shares	Share Price	Market Value
Equity
Common equity	184,253,151	$74.62	$13,748,970
Preferred equity			—
Total Equity Market Capitalization			13,748,970

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			925,463
Unsecured term loans (due February 20, 2025)			322,431
Unsecured revolving credit facility (due February 20, 2025)			276,121
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			594,200
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			594,200
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			594,200
Due April 15, 2028 (EUR)			594,200
Due July 15, 2029 (USD)			325,000
Due June 1, 2030 (EUR)			623,910
Due February 1, 2031 (USD)			500,000
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			7,074,725

Total Capitalization			$20,823,695
________
(a)Excludes unamortized discount, net totaling $33.6 million and unamortized deferred financing costs totaling $28.8 million as of June 30, 2021.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2021

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2021.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$523,466	4.9%	$84,766	3.2%	$30,545	4.8%	$638,777	9.0%	4.7%	2.5
Variable:
Swapped	22,247	4.0%	142,275	2.2%	—	—%	164,522	2.3%	2.4%	2.4
Floating	—	—%	91,476	1.7%	17,711	1.9%	109,187	1.6%	1.7%	1.2
Capped	—	—%	12,977	1.6%	—	—%	12,977	0.2%	1.6%	2.1
Total Pro Rata Non-Recourse Debt	545,713	4.9%	331,494	2.3%	48,256	3.8%	925,463	13.1%	3.9%	2.3

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.1%	4.6%	2.8
Due July 19, 2024	—	—%	594,200	2.3%	—	—%	594,200	8.4%	2.3%	3.1
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	6.4%	4.0%	3.6
Due April 9, 2026	—	—%	594,200	2.3%	—	—%	594,200	8.4%	2.3%	4.8
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.9%	4.3%	5.3
Due April 15, 2027	—	—%	594,200	2.1%	—	—%	594,200	8.4%	2.1%	5.8
Due April 15, 2028	—	—%	594,200	1.4%	—	—%	594,200	8.4%	1.4%	6.8
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.6%	3.9%	8.0
Due June 1, 2030	—	—%	623,910	1.0%	—	—%	623,910	8.8%	1.0%	8.9
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	7.1%	2.4%	9.6
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	6.0%	2.3%	11.8
Total Senior Unsecured Notes	2,550,000	3.5%	3,000,710	1.8%	—	—%	5,550,710	78.5%	2.6%	6.3
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	114,681	1.0%	207,750	1.0%	322,431	4.5%	1.0%	3.6
Unsecured revolving credit facility (due February 20, 2025) (e)	—	—%	78,434	0.9%	197,687	0.9%	276,121	3.9%	0.9%	3.6
Total Recourse Debt	2,550,000	3.5%	3,193,825	1.7%	405,437	0.9%	6,149,262	86.9%	2.4%	6.0

Total Pro Rata Debt Outstanding	$3,095,713	3.8%	$3,525,319	1.8%	$453,693	1.2%	$7,074,725	100.0%	2.6%	5.6
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $33.6 million and unamortized deferred financing costs totaling $28.8 million as of June 30, 2021.
(d)We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at GBP LIBOR plus 0.85%, EURIBOR plus 0.85% or JPY LIBOR plus 0.85%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.5 billion as of June 30, 2021.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2021

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2021.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2021	3	$4,488	4.2%	$44,971	$44,970	0.6%
2022	21	53,721	4.3%	317,817	324,753	4.6%
2023	21	41,287	3.0%	233,298	249,351	3.5%
2024	30	20,766	2.8%	112,529	125,201	1.8%
2025	12	18,397	4.7%	88,025	108,138	1.5%
2026	4	8,388	6.0%	30,638	39,442	0.6%
2027	1	—	4.3%	21,450	21,450	0.3%
2028	1	3,103	7.0%	—	8,873	0.1%
2031	1	957	6.0%	—	3,285	0.1%
Total Pro Rata Non-Recourse Debt	94	$151,107	3.9%	$848,728	925,463	13.1%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	7.1%
Due July 19, 2024 (EUR)			2.3%		594,200	8.4%
Due February 1, 2025 (USD)			4.0%		450,000	6.4%
Due April 9, 2026 (EUR)			2.3%		594,200	8.4%
Due October 1, 2026 (USD)			4.3%		350,000	4.9%
Due April 15, 2027 (EUR)			2.1%		594,200	8.4%
Due April 15, 2028 (EUR)			1.4%		594,200	8.4%
Due July 15, 2029 (USD)			3.9%		325,000	4.6%
Due June 1, 2030 (EUR)			1.0%		623,910	8.8%
Due February 1, 2031 (USD)			2.4%		500,000	7.1%
Due April 1, 2033 (USD)			2.3%		425,000	6.0%
Total Senior Unsecured Notes			2.6%		5,550,710	78.5%
Variable:
Unsecured term loans (due February 20, 2025) (d)			1.0%		322,431	4.5%
Unsecured revolving credit facility (due February 20, 2025) (e)			0.9%		276,121	3.9%
Total Recourse Debt			2.4%		6,149,262	86.9%

Total Pro Rata Debt Outstanding			2.6%		$7,074,725	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $33.6 million and unamortized deferred financing costs totaling $28.8 million as of June 30, 2021.
(d)We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at GBP LIBOR plus 0.85%, EURIBOR plus 0.85% or JPY LIBOR plus 0.85%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.5 billion as of June 30, 2021.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2021

Senior Unsecured Notes
As of June 30, 2021.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Positive	Baa2
Standard & Poor's	BBB	Stable	BBB

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Jun. 30, 2021
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	41.1%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	4.3%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.9x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	231.9%

Investing for the long runTM | 19

W. P. Carey Inc.
Real Estate
Second Quarter 2021

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years)	Funded During Three Months Ended Jun. 30, 2021	Total Funded Through Jun. 30, 2021	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Unidentified	Whitehall, PA	Redevelopment	Warehouse	Q3 2021	504,900	N/A	$5,783	$22,649	$2,043	$24,692
Henkel AG & Co.	Bowling Green, KY	Renovation	Warehouse	Q4 2021	N/A	15	—	48,371	21,629	70,000
Pretzels, LLC (b)	Lawrence, KS	Purchase Commitment	Industrial	Q4 2021	150,330	25	—	—	27,335	27,335
Expected Completion Date 2021 Total					655,230		5,783	71,020	51,007	122,027

Upfield Group B.V.(c)	Wageningen, The Netherlands	Build-to-Suit	Laboratory	Q1 2022	65,734	20	5,992	13,265	16,606	29,871
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c)	Various, Germany	Renovation	Retail	Q1 2022	N/A	16	—	—	2,496	2,496
Orgill, Inc.	Hurricane, UT	Expansion	Warehouse	Q4 2022	427,518	20	—	—	20,000	20,000
Expected Completion Date 2022 Total					493,252		5,992	13,265	39,102	52,367

Capital Investments and Commitments Total					1,148,482		$11,775	$84,285	$90,109	$174,394
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Property will be acquired upon completion of construction and is contingent on building being constructed according to our standards.
(c)Commitment amounts are based on the applicable exchange rate at period end.

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the six months ended June 30, 2021.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q21
Nexeo Plastics, LLC (2 properties)	Grove City, OH; Anderson, SC	$19,129	Feb-21	Warehouse	20	269,286
Auto Lenders (10 properties)	Various, NJ and PA	55,115	Feb-21	Retail; Office	25	169,956
Prima Wawona Packing Co., LLC (2 properties and 2 land parcels)	Central Valley, CA	75,008	Feb-21	Warehouse; Land	25	1,031,600
1Q21 Total		149,252			24	1,470,842

2Q21
Casino Guichard-Perrachon (3 properties) (b)	Various, France	119,341	Apr-21	Retail	20	424,798
Turkey Hill LLC	Searcy, AR	14,038	Apr-21	Industrial	25	92,961
Comprehensive Logistics Co., Inc.	Detroit, MI	52,810	Apr-21	Warehouse	10	487,603
Jaguar Land Rover Limited (b)	Solihull, United Kingdom	194,954	May-21	Warehouse	30	1,063,424
Monroe College, LTD	New Rochelle, NY	26,109	May-21	Student Housing (Net Lease)	12	49,494
KDC US Holdings, Inc.	Groveport, OH	27,133	May-21	Industrial	15	566,981
Berner Food & Beverage, LLC	Dakota, IL	65,043	May-21	Industrial	25	316,300
Velodyne Lidar, Inc.	San Jose, CA	51,949	May-21	Industrial	7	203,807
Jo-Ann Stores, LLC	Opelika, AL	48,897	Jun-21	Warehouse	20	702,623
GHP Group, Inc. (3 properties)	Niles and Elk Grove Village, IL; and Guelph, Canada	42,829	Jun-21	Warehouse	15	496,744
Orgill, Inc.	Rome, NY	44,781	Jun-21	Warehouse	26	779,400
2Q21 Total		687,884			21	5,184,135

Year-to-Date Total		837,136			22	6,654,977

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Completed Capital Investments and Commitments
1Q21
Stress Engineering Services, Inc.	Mason, OH	2,428	Jan-21	Office	20	6,810
American Axle & Manufacturing, Inc. (b)	Langen, Germany	51,566	Feb-21	Industrial	20	162,373
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Various, Germany	10,510	Various	Retail	16	N/A
1Q21 Total		64,504			19	169,183

2Q21
Metro Cash & Carry Italia S.p.A (b)	San Donato Milanese, Italy	7,244	Jun-21	Retail; Office	20	N/A
2Q21 Total		7,244			20	N/A

Year-to-Date Total		71,748			19	169,183

Year-to-Date Total Acquisitions and Completed Capital Investments and Commitments		908,884			22	6,824,160

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Investment Activity – Investment Volume (continued)
Dollars in thousands. Pro rata. For the six months ended June 30, 2021.

		Property Type(s)	Funded During Current Quarter	Funded Year-to-Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (c)	Las Vegas, NV	Retail	$84,854	84,854	Q2 2022	$84,854	$224,264
Total				84,854

Year-to-Date Total Investment Volume				$993,738

________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2021.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q21
Vacant	Salt Lake City, UT	$12,500	Jan-21	Fitness Facility	36,851
Fraikin SAS (a)	Aulnay Sous Bois, France	1,203	Feb-21	Industrial	9,414
1Q21 Total		13,703			46,265

2Q21
Hellweg Die Profi-Baumärkte GmbH & Co. KG (7 properties) (a)	Various, Germany	74,660	Apr-21	Retail	578,594
Vacant	York, PA	4,800	Apr-21	Retail	131,915
Walgreens Co.	Snellville, GA	5,887	Jun-21	Retail	14,820
Vacant (a)	Kotka, Finland	657	Jun-21	Warehouse	71,764
2Q21 Total		86,004			797,093

Year-to-Date Total Dispositions		$99,707			843,358
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Joint Ventures
Dollars in thousands. As of June 30, 2021.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$121,923	$14,837	$85,346	$10,386
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	7,992	36,400	3,996
Bank Pekao (e)	CPA:18 – Global	50.00%	55,532	9,561	27,766	4,781
Apply Sørco AS (e)	CPA:18 – Global	49.00%	41,827	4,382	20,495	2,147
Fortenova Grupa d.d. (e)	CPA:18 – Global	20.00%	26,203	4,575	5,241	915
Total Unconsolidated Joint Ventures			318,285	41,347	175,248	22,225

Consolidated Joint Ventures
McCoy-Rockford, Inc.	Third party	90.00%	—	901	—	811
Total Consolidated Joint Ventures			—	901	—	811
Total Unconsolidated and Consolidated Joint Ventures			$318,285	$42,248	$175,248	$23,036
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized deferred financing costs totaling $0.1 million and unamortized discount, net totaling $0.4 million as of June 30, 2021.
(c)Excludes unamortized deferred financing costs totaling less than $0.1 million and unamortized discount, net totaling $0.2 million as of June 30, 2021.
(d)Excludes (i) a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of June 30, 2021, (ii) a 15.00% common equity interest in a jointly owned investment, the Harmon Retail Corner in Las Vegas, (iii) our equity method investment in common shares of WLT, as described in the Components of Net Asset Value section, and (iv) a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Top Ten Tenants
Dollars in thousands. Pro rata. As of June 30, 2021.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.2%	2.8
State of Andalucía (a)	Government office properties in Spain	70	30,943	2.5%	13.5
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	35	29,786	2.4%	15.7
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	29,396	2.4%	7.3
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	69	23,877	2.0%	8.9
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	20,688	1.7%	22.8
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	20,180	1.7%	11.6
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.6%	2.4
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	19,473	1.6%	22.2
Forterra, Inc. (a) (b)	Industrial properties in the U.S. and Canada	27	19,185	1.6%	22.0
Total (c)		377	$252,344	20.7%	12.0
________
(a)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(b)Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2021.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$229,249	18.8%	42,205	28.1%
Warehouse	162,215	13.3%	33,972	22.6%
Office	161,141	13.2%	10,581	7.0%
Retail (b)	45,344	3.7%	2,900	1.9%
Self Storage (net lease)	59,438	4.9%	5,810	3.9%
Other (c)	98,069	8.0%	5,347	3.6%
U.S. Total	755,456	61.9%	100,815	67.1%

International
Industrial	75,148	6.1%	10,302	6.8%
Warehouse	123,498	10.1%	17,737	11.8%
Office	98,389	8.1%	6,496	4.4%
Retail (b)	167,636	13.8%	14,858	9.9%
Self Storage (net lease)	—	—%	—	—%
Other (c)	11	—%	—	—%
International Total	464,682	38.1%	49,393	32.9%

Total
Industrial	304,397	24.9%	52,507	34.9%
Warehouse	285,713	23.4%	51,709	34.4%
Office	259,530	21.3%	17,077	11.4%
Retail (b)	212,980	17.5%	17,758	11.8%
Self Storage (net lease)	59,438	4.9%	5,810	3.9%
Other (c)	98,080	8.0%	5,347	3.6%
Total (d)	$1,220,138	100.0%	150,208	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), laboratory, fitness facility, theater, student housing (net lease), land and restaurant.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2021.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$263,209	21.6%	31,828	21.2%
Consumer Services	100,944	8.3%	7,811	5.2%
Automotive	88,770	7.3%	13,317	8.9%
Grocery	75,299	6.2%	7,742	5.2%
Cargo Transportation	65,583	5.4%	9,491	6.3%
Beverage and Food	61,926	5.1%	7,371	4.9%
Healthcare and Pharmaceuticals	55,855	4.6%	4,910	3.3%
Business Services	53,203	4.3%	4,563	3.0%
Construction and Building	49,258	4.0%	8,959	6.0%
Capital Equipment	43,208	3.5%	6,932	4.6%
Sovereign and Public Finance	42,652	3.5%	3,364	2.2%
Durable Consumer Goods	39,897	3.3%	9,446	6.3%
Hotel and Leisure	38,553	3.1%	2,197	1.5%
Containers, Packaging, and Glass	36,400	3.0%	6,186	4.1%
High Tech Industries	31,025	2.5%	3,315	2.2%
Insurance	25,662	2.1%	1,749	1.2%
Banking	20,259	1.7%	1,247	0.8%
Telecommunications	15,366	1.3%	1,480	1.0%
Aerospace and Defense	15,272	1.2%	1,358	0.9%
Chemicals, Plastics, and Rubber	14,133	1.2%	1,853	1.2%
Non-Durable Consumer Goods	14,065	1.1%	5,250	3.5%
Media: Advertising, Printing, and Publishing	13,499	1.1%	1,001	0.7%
Media: Broadcasting and Subscription	13,469	1.1%	784	0.5%
Wholesale	12,847	1.1%	2,005	1.3%
Other (b)	29,784	2.4%	6,049	4.0%
Total (c)	$1,220,138	100.0%	150,208	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2021.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$102,960	8.4%	12,035	8.0%
Florida	51,953	4.3%	4,460	3.0%
Georgia	23,809	2.0%	3,512	2.3%
Tennessee	19,470	1.6%	2,875	1.9%
Alabama	18,152	1.5%	3,084	2.1%
Other (b)	13,996	1.1%	2,356	1.6%
Total South	230,340	18.9%	28,322	18.9%
Midwest
Illinois	59,044	4.8%	7,739	5.2%
Minnesota	29,625	2.4%	2,728	1.8%
Indiana	21,670	1.8%	3,198	2.1%
Ohio	18,069	1.5%	3,988	2.7%
Michigan	16,867	1.4%	2,599	1.7%
Wisconsin	15,943	1.3%	3,245	2.2%
Other (b)	29,057	2.4%	4,877	3.2%
Total Midwest	190,275	15.6%	28,374	18.9%
East
North Carolina	33,792	2.8%	8,098	5.4%
Pennsylvania	26,956	2.2%	3,333	2.2%
New Jersey	22,659	1.9%	1,242	0.8%
Massachusetts	21,549	1.8%	1,407	0.9%
New York	17,398	1.4%	2,221	1.5%
South Carolina	14,342	1.2%	4,448	3.0%
Virginia	12,369	1.0%	1,430	0.9%
Other (b)	34,513	2.8%	6,594	4.4%
Total East	183,578	15.1%	28,773	19.1%
West
California	67,694	5.5%	6,430	4.3%
Arizona	29,512	2.4%	3,365	2.2%
Other (b)	54,057	4.4%	5,551	3.7%
Total West	151,263	12.3%	15,346	10.2%
U.S. Total	755,456	61.9%	100,815	67.1%
International
Germany	64,364	5.3%	6,229	4.1%
United Kingdom	62,915	5.1%	5,099	3.4%
Spain	58,699	4.8%	4,708	3.1%
Poland	56,163	4.6%	7,214	4.8%
The Netherlands	52,055	4.3%	6,389	4.3%
Italy	27,696	2.3%	2,386	1.6%
France	21,147	1.7%	1,685	1.1%
Croatia	17,852	1.5%	1,783	1.2%
Denmark	16,063	1.3%	2,408	1.6%
Canada	13,788	1.1%	2,213	1.5%
Other (c)	73,940	6.1%	9,279	6.2%
International Total	464,682	38.1%	49,393	32.9%
Total (d)	$1,220,138	100.0%	150,208	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within East include assets in Kentucky, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Colorado, Utah, Oregon, Washington, Nevada, Hawaii, New Mexico, Wyoming, Montana and Alaska.
(c)Includes assets in Lithuania, Finland, Norway, Mexico, Hungary, Portugal, the Czech Republic, Austria, Sweden, Slovakia, Japan, Latvia, Belgium and Estonia.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2021.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
(Uncapped) CPI	$455,638	37.3%	49,830	33.2%
Fixed	430,453	35.3%	59,704	39.7%
CPI-based	277,628	22.8%	33,786	22.5%
Other (a)	50,600	4.1%	3,513	2.3%
None	5,819	0.5%	445	0.3%
Vacant	—	—%	2,930	2.0%
Total (b)	$1,220,138	100.0%	150,208	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from June 30, 2020 to June 30, 2021. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2021.

	ABR
	As of
	Jun. 30, 2021	Jun. 30, 2020	Increase	% Increase
Property Type
Industrial	$266,087	$262,036	$4,051	1.5%
Office	253,708	249,345	4,363	1.7%
Warehouse	245,616	240,177	5,439	2.3%
Retail (a)	192,769	191,629	1,140	0.6%
Self Storage (net lease)	59,439	59,083	356	0.6%
Other (b)	86,582	85,397	1,185	1.4%
Total	$1,104,201	$1,087,667	$16,534	1.5%

Rent Adjustment Measure
(Uncapped) CPI	$429,511	$426,018	$3,493	0.8%
Fixed	362,172	353,024	9,148	2.6%
CPI-based	256,146	252,608	3,538	1.4%
Other (c)	50,573	50,218	355	0.7%
None	5,799	5,799	—	—%
Total	$1,104,201	$1,087,667	$16,534	1.5%

Geography
U.S.	$675,754	$664,574	$11,180	1.7%
Europe	404,580	399,619	4,961	1.2%
Other International (d)	23,867	23,474	393	1.7%
Total	$1,104,201	$1,087,667	$16,534	1.5%

Same Store Portfolio Summary
Number of properties	1,137
Square footage (in thousands)	132,034

Investing for the long runTM | 31

W. P. Carey Inc.
Real Estate – Second Quarter 2021

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended June 30, 2020 through June 30, 2021. Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended June 30, 2021. Same store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended
	Jun. 30, 2021	Jun. 30, 2020	Increase	% Increase
Property Type
Industrial	$66,495	$66,546	$(51)	(0.1)%
Office	64,830	65,604	(774)	(1.2)%
Warehouse	60,875	56,257	4,618	8.2%
Retail (a)	47,763	48,435	(672)	(1.4)%
Self Storage (net lease)	14,834	14,749	85	0.6%
Other (b)	23,202	21,086	2,116	10.0%
Total	$277,999	$272,677	$5,322	2.0%

Rent Adjustment Measure
(Uncapped) CPI	$107,704	$107,317	$387	0.4%
Fixed	91,292	86,206	5,086	5.9%
CPI-based	64,911	64,770	141	0.2%
Other (c)	12,791	13,031	(240)	(1.8)%
None	1,301	1,353	(52)	(3.8)%
Total	$277,999	$272,677	$5,322	2.0%

Geography
U.S.	$171,017	$167,221	$3,796	2.3%
Europe	100,989	99,555	1,434	1.4%
Other International (d)	5,993	5,901	92	1.6%
Total	$277,999	$272,677	$5,322	2.0%

Same Store Portfolio Summary
Number of properties	1,175
Square footage (in thousands)	135,363

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W. P. Carey Inc.
Real Estate – Second Quarter 2021

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended
	Jun. 30, 2021	Jun. 30, 2020
Consolidated Lease Revenues
Total lease revenues – as reported (e)	$305,310	$280,303
Less: Reimbursable tenant costs – as reported	(15,092)	(13,796)
	290,218	266,507

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	5,790	4,425
Less: Pro rata share of adjustments for noncontrolling interests	(22)	(22)
	5,768	4,403

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	14,384	12,956
Less: Straight-line and other rent adjustments	(10,313)	(11,720)
Less: Adjustments for pro rata ownership	14	(5)
	4,085	1,231

Adjustment to normalize for (i) properties not continuously owned since April 1, 2020 and (ii) constant currency presentation for prior year quarter (f)	(22,072)	536

Same Store Pro Rata Rental Income	$277,999	$272,677
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, fitness facility, theater, student housing (net lease), land and restaurant.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)Lease revenue (including straight-line lease revenue) is only recognized when deemed probable of collection. Collectibility is assessed for each tenant receivable using various criteria, including credit ratings, guarantees, past collection issues and the current economic and business environment affecting the tenant. If collectibility of the contractual rent stream is not deemed probable, revenue will only be recognized upon receipt of cash from the tenant.
(f)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended June 30, 2020 through June 30, 2021. In addition, for the three months ended June 30, 2020, an adjustment is made to reflect average exchange rates for the three months ended June 30, 2021 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Second Quarter 2021

Leasing Activity
For the three months ended June 30, 2021, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	1,412,036	6	$10,657	$10,385	97.4%	$601	$1,079	6.1 years
Warehouse	—	—	—	—	—%	—	—	N/A
Office	243,435	2	3,792	3,792	100.0%	—	—	2.3 years
Retail	217,063	1	2,439	2,439	100.0%	—	—	15.4 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (c)	1,872,534	9	$16,888	$16,616	98.4%	$601	$1,079	6.6 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			1.4%
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.

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W. P. Carey Inc.
Real Estate – Second Quarter 2021

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of June 30, 2021.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2021	11	11	$6,693	0.6%	425	0.3%
2022	25	25	36,402	3.0%	2,546	1.7%
2023	36	33	52,899	4.3%	6,257	4.1%
2024	61	49	97,214	8.0%	12,442	8.3%
2025	62	31	64,883	5.3%	7,419	4.9%
2026	43	30	60,658	5.0%	8,386	5.6%
2027	46	29	77,367	6.3%	8,564	5.7%
2028	41	23	63,674	5.2%	4,829	3.2%
2029	49	22	55,447	4.5%	6,561	4.4%
2030	27	22	69,230	5.7%	5,737	3.8%
2031	66	16	73,965	6.1%	8,642	5.7%
2032	34	14	47,869	3.9%	6,610	4.4%
2033	24	18	68,675	5.6%	8,242	5.5%
2034	47	15	76,547	6.3%	7,765	5.2%
Thereafter (>2034)	209	98	368,615	30.2%	52,853	35.2%
Vacant	—	—	—	—%	2,930	2.0%
Total (b)	781		$1,220,138	100.0%	150,208	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Investment Management
Second Quarter 2021

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W. P. Carey Inc.
Investment Management – Second Quarter 2021

Selected Information and Fee Summary – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended June 30, 2021.

	CPA:18 – Global	CESH	Total
Selected Information
General
Year established	2013	2016
AUM – current quarter (a)	$2,550,803	$340,699	$2,891,502
Net-lease AUM – current quarter	$1,467,326	$90,614	$1,557,940
Fundraising status	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Student Housing
Number of operating properties	68	1
Number of net-leased properties	50	2
Number of active build-to-suit projects	7	3
Number of tenants – net-leased properties	65	1
Square footage – net-leased properties	10,072	374
Occupancy (b)	98.6%	100.0%

Balance Sheet (Book Value)
Total assets	$2,321,613	$347,310
Total debt	$1,331,719	$120,073
Total debt / total assets	57.4%	34.6%

Fee Summary
Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (c)	1.00% (d)
Average AUM (of current quarter and prior quarter)	$2,557,349	$342,842	$2,900,191
Asset management revenue – current quarter	$3,154	$812	$3,966

Operating Partnership Interests (e)
Operating partnership interests, gross (% of Available Cash)	10.00%	N/A
Earnings from equity method investments in the Managed Programs (profits interest) – current quarter	$1,787	N/A	$1,787
________
(a)Represents appraised value of real estate assets as of March 31, 2021 (plus cash and cash equivalents, less distributions payable as of June 30, 2021) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2020 (plus cash and cash equivalents as of June 30, 2021) for CESH. These values were used to calculate asset management fees during the three months ended June 30, 2021 in accordance with the respective advisory agreements.
(b)Represents occupancy for single-tenant net-leased properties.
(c)Based on average market value of assets. CPA:18 – Global has an option to pay asset management fees in cash or shares, under the terms of the advisory agreement with CPA:18 – Global. Asset management fees are recorded in Asset management and other revenue in our consolidated financial statements.
(d)Based on gross assets at fair value. In February and July 2020, CESH sold two student housing properties located in Lisbon, Portugal, and Madrid, Spain, for gross proceeds of $49.3 million and $30.4 million, respectively. In January 2021, CESH sold one student housing property located in Valencia, Spain, for $40.8 million (amounts reflect the exchange rate of the euro on the date of the transaction).
(e)Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Earnings from equity method investments in our consolidated financial statements.

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W. P. Carey Inc.
Investment Management – Second Quarter 2021

Summary of Future Liquidity Considerations for the Managed Programs
As of June 30, 2021.

Future Liquidity Strategies for the Managed Programs

The timeframes in the table below are based on general liquidation guidelines set forth in CPA:18 – Global’s and CESH’s respective offering documents. Ultimately, the liquidation of CPA:18 – Global is approved by its board of directors and the liquidation of CESH is determined by its general partner.

General Liquidation Guideline
	CPA:18 – Global	CESH
Timeframe	Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning five years after raising the minimum offering amount in 2016

Back-End Fees for / Interest in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such a liquidity event for CPA:18 – Global is at the discretion of CPA:18 – Global’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to CPA:18 – Global’s filings with the SEC for a complete description of its liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CESH
Disposition Fees	Equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property. (a)	N/A
Interest in Disposition Proceeds	Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.
Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest	Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.	N/A
Distribution Related to Ownership of Shares	5.0% ownership as of 6/30/2021	2.4% ownership as of 6/30/2021
________
(a)Not applicable to dispositions of individual assets.
(b)Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Second Quarter 2021

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W. P. Carey Inc.
Appendix – Second Quarter 2021

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Jun. 30, 2021
Consolidated Lease Revenues
Total lease revenues – as reported	$305,310
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	15,092
Non-reimbursable property expenses – as reported	11,815
278,403

Plus: NOI from Operating Properties
Hotel revenues	1,717
Hotel expenses	(1,485)
232

Self-storage revenues	1,528
Self-storage expenses	(564)
964

279,599

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments	6,472
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
6,450

286,049

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	14,384
Less: Straight-line rent amortization	(10,313)
Add: Other non-cash items	410
4,481

Pro Rata Cash NOI (a)	290,530

Adjustment to normalize for intra-period acquisitions, completed capital investments and commitments, and dispositions (b)	3,847

Normalized Pro Rata Cash NOI (a)	$294,377

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W. P. Carey Inc.
Appendix – Second Quarter 2021

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2021
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$114,687
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	170,217
Less: Property expenses, excluding reimbursable tenant costs – as reported	(11,815)
Less: Operating property expenses – as reported	(2,049)
156,353

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(6,235)
Less: Reimbursable property expenses – as reported	(15,092)
Add: Other income and (expenses)	20,729
Add: Provision for income taxes	9,119
8,521

Other Adjustments:
Less: Straight-line rent amortization	(10,313)
Add: Adjustments for pro rata ownership	6,534
Add: Above- and below-market rent intangible lease amortization	14,384
Adjustment to normalize for intra-period acquisitions, completed capital investments and commitments, and dispositions (b)	3,847
Add: Property expenses, excluding reimbursable tenant costs, non-cash	364
14,816

Normalized Pro Rata Cash NOI (a)	$294,377
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investments and commitments completed during the three months ended June 30, 2021, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended June 30, 2021, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Second Quarter 2021

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Net income	$120,283	$51,641	$134,615	$149,434	$115,204

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	114,348	110,322	110,913	108,351	107,477
Interest expense	49,252	51,640	52,828	52,537	52,182
Gain on sale of real estate, net	(19,840)	(9,372)	(76,686)	(20,933)	—
Provision for income taxes	9,298	5,789	7,363	5,975	7,595
Stock-based compensation expense	9,048	5,381	5,795	4,564	2,918
Other (gains) and losses (b)	(7,545)	41,188	1,927	(44,648)	(4,259)
Above- and below-market rent intangible and straight-line rent adjustments (c)	4,071	3,364	1,933	(643)	1,236
Merger and other expenses (d)	(2,599)	(476)	(418)	(596)	1,074
Other amortization and non-cash charges	391	411	403	399	382
Impairment charges	—	—	16,410	—	—
	156,424	208,247	120,468	105,006	168,605

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (e)	4,923	11,445	13,342	4,806	4,884
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(22)	(22)	(21)	(23)	(22)
	4,901	11,423	13,321	4,783	4,862
Equity Method Investment in WLT: (f)
Less: Loss from equity method investment in WLT	4,005	4,483	4,180	848	N/A
Add: Distributions received from equity method investment in WLT	—	—	—	—	N/A
	4,005	4,483	4,180	848	N/A
Equity Method Investments in the Managed Programs: (g)
Add: Distributions received from equity method investments in the Managed Programs	454	432	409	388	926
Less: Loss (income) from equity method investments in the Managed Programs (h)	90	153	(842)	79	(31,743)
	544	585	(433)	467	(30,817)
Adjusted EBITDA (i)	$286,157	$276,379	$272,151	$260,538	$257,854
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency transactions, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended June 30, 2021 is primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(e)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.
(f)We record income and distributions from our equity method investment in WLT (which was acquired in the second quarter of 2020) on a one quarter lag.
(g)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(h)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(i)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Second Quarter 2021

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Net income from Real Estate	$114,725	$44,594	$129,833	$147,020	$81,864

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	114,348	110,322	110,913	108,351	107,477
Interest expense	49,252	51,640	52,828	52,537	52,182
Gain on sale of real estate, net	(19,840)	(9,372)	(76,686)	(20,933)	—
Provision for income taxes	9,119	6,426	5,549	3,636	4,117
Stock-based compensation expense	9,048	5,381	5,795	4,564	2,918
Other (gains) and losses (b)	(7,472)	42,189	1,475	(44,115)	(5,437)
Above- and below-market rent intangible and straight-line rent adjustments (c)	4,071	3,364	1,933	(643)	1,236
Merger and other expenses (d)	(2,599)	(491)	(724)	(1,016)	935
Other amortization and non-cash charges	391	411	403	399	382
Impairment charges	—	—	16,410	—	—
	156,318	209,870	117,896	102,780	163,810

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (e)	4,923	11,445	13,342	4,806	4,884
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(22)	(22)	(21)	(23)	(22)
	4,901	11,423	13,321	4,783	4,862
Equity Method Investment in WLT: (f)
Less: Loss from equity method investment in WLT	4,005	4,483	4,180	848	N/A
Add: Distributions received from equity method investment in WLT	—	—	—	—	N/A
	4,005	4,483	4,180	848	N/A
Adjusted EBITDA – Real Estate (g)	$279,949	$270,370	$265,230	$255,431	$250,536
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency transactions, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended June 30, 2021 is primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(e)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.
(f)We record income and distributions from our equity method investment in WLT (which was acquired in the second quarter of 2020) on a one quarter lag.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Second Quarter 2021

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020
Net income from Investment Management	$5,558	$7,047	$4,782	$2,414	$33,340

Adjustments to Derive Adjusted EBITDA (a)
Provision for (benefit from) income taxes	179	(637)	1,814	2,339	3,478
Other (gains) and losses (b)	(73)	(1,001)	452	(533)	1,178
Merger and other expenses	—	15	306	420	139
	106	(1,623)	2,572	2,226	4,795

Adjustments for Pro Rata Ownership
Equity Method Investments in the Managed Programs: (c)
Add: Distributions received from equity method investments in the Managed Programs	454	432	409	388	926
Less: Loss (income) from equity method investments in the Managed Programs (d)	90	153	(842)	79	(31,743)
	544	585	(433)	467	(30,817)
Adjusted EBITDA – Investment Management (e)	$6,208	$6,009	$6,921	$5,107	$7,318
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(d)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(e)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Second Quarter 2021

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Second Quarter 2021

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of June 30, 2021 is equal to $203.2 million, comprised of interest expense calculated in accordance with GAAP ($206.8 million), plus capitalized interest ($2.9 million) and other non-cash amortization expense ($0.8 million), less amortization of deferred financing costs and debt premiums/discounts ($13.0 million), adjusted for pro rata ownership ($5.7 million)
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of June 30, 2021. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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